EXHIBIT 10.5

AMENDED AND RESTATED

PREFERENCES AND RIGHTS OF
SERIES E CONVERTIBLE PREFERRED STOCK
OF
XENACARE HOLDINGS, INC.

a Florida corporation

The undersigned President of XenaCare Holdings, Inc. (the “Corporation”), a company organized and existing under the laws of the State of Florida, certifies that pursuant to the authority contained in the Corporation’s Articles of Incorporation, and in accordance with the provisions of the resolution amending and restating a series of the class of the Corporation’s authorized Preferred Stock designated as Series E Convertible Preferred Stock:

FIRST: The Articles of Incorporation of the Corporation bearing document number P05000081911 authorizes the issuance of two hundred million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) and five million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and further authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

SECOND: At a meeting of the Board of Directors, held on December 10, 2009, the directors unanimously approved the designation of Series E Preferred Stock. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series E Convertible Preferred Stock shall be as hereinafter described.

Accordingly, “Article V” of the Articles of Incorporation of this Corporation is amended to include the following:

Series E Convertible Preferred Stock

1.

Determination. The series of Preferred Stock is hereby designated Series E Convertible Preferred Stock (the “Series E Preferred Stock”).

2.

Authorized Shares. The number of authorized shares constituting the Series E Preferred Stock shall be Five Hundred Thousand (500,000) shares of such series.

3.

Rank. The Series E Preferred Stock shall rank:  (i) prior to all of the Corporation’s Common Stock; (ii) prior to any other series of preferred stock or any class or series of capital stock of the Corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series E Preferred Stock (collectively with the Common Stock, the “Junior Securities”); and (iii) on parity with the Series E Preferred Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series E Preferred Stock (the “Parity Securities”), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

4.

Designation and Stated Value. The Board of Directors of the Corporation, pursuant to authority granted in its Articles of Incorporation, hereby creates a Series of Preferred Stock designated as “Series E Preferred Stock.” Upon initial issuance by the Corporation, the price per share of the Series E Preferred Stock and the Stated Value of each share of Series E Preferred Stock upon any Liquidation Event, or otherwise, shall be ten ($10.00 ) dollars (the “Stated Value”).

5.

Number. The number of shares of Series E Preferred Stock the Corporation is authorized to issue is 500,000 shares of Series E Preferred Stock. Such number may be increased or decreased by resolution of the Board of Directors.

6.

Dividend Rights. The Series E Preferred Stock shall accrue and be paid dividends at the rate of fifteen percent (15%) per annum.

7.

Liquidation Rights.

(a)

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, a preference (the “Liquidation Preference”), whether from capital surplus or earnings, before any payment or declaration and setting apart for payment of any amount is made with respect to the Common Stock of the Company, and pro rata with the outstanding Series E Preferred Stock based on the relative aggregate amount of liquidation preference of the outstanding shares of each of said classes of Preferred Stock. The amount of the Liquidation Preference shall be ten dollars ($10.00) per share. If the assets of the Company available for distribution to its shareholders are insufficient to pay the full Liquidation Preference to holders of the Series E Preferred Stock, such holders of said Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable with respect to the shares held by them upon distribution if all amounts payable with respect to said shares were paid in full.

(b)

The following events shall be considered a liquidation under this Section 7:

(i)

any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the outstanding shares of the Company are exchanged for securities or other consideration issued by or on behalf of the acquiring corporation or as a result of which the shareholders of the Company immediately prior to such transaction hold less than 50% of the equity securities of the surviving or resulting corporation, excluding any consolidation or merger effected exclusively to change the domicile of the Company and any consolidation or merger effected exclusively with an entity that has no meaningful business or operations for the purpose of creating a public market for the Company’s Common Stock (an “Acquisition”); or

(ii)

a sale, lease or other disposition of all or substantially all of the assets of the Company (an “Asset Transfer”).

(c)

In any of such events, if the consideration received is other than cash, its value will be deemed to be its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

(i)

Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

1)

If traded on a securities exchange or through the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing of such Acquisition or Asset Transfer;

2)

If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing of such Acquisition or Asset Transfer; and

3)

If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors.

(ii)

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) 1), 2) or 3) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

8.

Voting Rights. The Holders of the issued and outstanding shares of Series E Preferred Stock have the same voting rights as if it has been converted into common stock.

9.

Notice to Holders of Series E Preferred Stock. The Corporation shall provide each holder of Series E Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed Liquidation Event, the Corporation shall mail a notice to each holder of Series E Preferred Stock, at least thirty (30) days prior to (or such shorter period that the Corporation first becomes aware of) the consummation of the transaction or event, whichever is earlier, of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

10.

Conversion. Each holder of Series E Preferred Stock may, at his sole option at any time after the Series E Preferred Stock is issued and, if applicable, until it is redeemed by the Company, convert any or all of his shares of Series E Preferred Stock into shares of Common Stock at a conversion rate of the stated value of $10.00 divided by the value of the Common Stock when the Preferred Shares are issued.  Fractional shares of Common Stock will not be issued and upon a conversion will be rounded down to the nearest whole number. The Company has no right to require a conversion of any of the shares of Series E Preferred Stock.

In order to exercise the conversion privilege, a holder shall give written notice to the Company stating that such holder elects to convert one or more shares of Series E Preferred Stock and the number of such shares to be converted. The notice must be accompanied by the certificate evidencing the shares of Series E Preferred Stock being converted. If less than all shares evidenced by such certificate are converted, a new certificate for such remaining shares of Series E Preferred Stock will be issued by the Company. Shares of Series E Preferred Stock so converted will be deemed to have been converted immediately prior to the close of business on the date of receipt of such notice, even if the Company’s stock transfer books are at that time closed, and such holder will be treated for all purposes as the record owner of the shares deliverable upon such conversion as of the close of business on such date. The Company will issue certificates for the Common Stock into which the Series E Preferred Stock is converted or as soon as practicable after the effective date of the conversion. If less than all of the Series E Preferred Stock evidenced by a certificate is converted, then upon the surrender of said certificate, a new certificate of said Series E Preferred Stock for the remaining shares of Series E Preferred Stock will be issued by the Company.

The issue of Common Stock certificates on conversion shall be made without charge to the holder for any tax in respect of the issue thereof, except taxes, if any, on the income of the holder. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the holder.

At such time as the Series E Preferred Stock is converted by the Holder (the “Holder”) or by Automatic Conversion, the Board of Directors, at its sole discretion, may issue one Preferred E Warrant for each Common Share issued in conversion of the Series E Preferred Stock. The Holder is entitled, upon the terms and subject to the conditions to be set forth by the Board of Directors, at any time prior to the close of business on December 31, 2012 (the “Termination Date”), but not thereafter, to subscribe for from Xenacare one share (the “Warrant Shares”) of the common stock, $ .001 par value, of the Company for each Common share converted from Preferred E Shares. The Warrant Share may be exercised in a cashless transaction identical to the conversion provisions of the Preferred E Shares converted into Common Shares, with the price of the Warrant Shares fixed at the same price as the Converted Preferred Shares.

11.

Automatic Conversion. Each share of the Series E Preferred Stock will automatically convert into stated value of $10.00 divided by the value of the Common Stock at the time the Preferred Shares are issued, subject to possible adjustment in accordance with Section 12 of this Certificate, at any time twelve months or more after the date that the Series E Preferred Stock is issued (the “Twelve Month Period”), once the Company’s Common Stock has thereafter (i.e., after the expiration of the Twelve Month Period) traded at a closing bid price of one dollar ($1.00) per share or more for a period of five (5) consecutive trading days closing price as published by NASDAQ, to the extent that the Series E Preferred Stock has not otherwise been redeemed or converted. Fractional shares of Common Stock will not be issued and upon a conversion will be rounded down to the nearest whole number.

12.

Adjustment of Shares and Price. The number of shares of Common Stock into which the Series E Preferred Stock is convertible pursuant to items 10 and 11 herein is subject to proportionate adjustment from time to time in the event (i) the Company subdivides or combines its outstanding Common Stock into a greater or smaller number of shares, including stock splits and stock dividends payable in stock, rights or convertible securities; or (ii) of a reorganization or reclassification of the Company’s Common Stock, the consolidation or merger of the Company with or into another company, the sale, conveyance or other transfer of substantially all of the Company’s assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of the outstanding Common Stock of the Company upon the occurrence of any such event; or (iii) of the issuance by the Company to the holders of its Common Stock of securities convertible into, or exchangeable for, such shares of Common Stock.

13.

Miscellaneous.

(a)

Loss, Theft, Destruction of Preferred Stock. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series E Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series E Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series E Preferred Stock, new shares of Series E Preferred Stock of like tenor. The Series E Preferred Stock shall be held and owned upon the express condition that the provisions of this Section are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series E Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

(b)

Who Deemed Absolute Owner. The Corporation may deem the Person in whose name the Series E Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series E Preferred Stock for the purpose of the conversion of the Series E Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series E Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

(c)

Register. The Corporation shall keep at its principal office a register in which the Corporation shall provide for the registration of the Series E Preferred Stock. Upon any transfer of the Series E Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series E Preferred Stock register.

(d)

Reservation of Common Stock. The Corporation shall have a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series E Preferred Stock and upon conversion of any Series E warrants. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series E Preferred Stock and Series E Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series E Preferred Stock and Series E Warrants. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non-assessable. The Corporation will take all such action as may be so taken without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of the Series E Preferred Stock. The Corporation will not take any action which results in any adjustment of the conversion rights if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series E Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's certificate of incorporation, as amended.

(e)

No Reissuance of Preferred Stock. Any shares of Series E Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series E Preferred Stock that the Corporation shall be authorized to issue. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

(f)

Severability. If any right, preference or limitation of the Series E Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

14.

Authorized Shares. The number of authorized shares of Preferred Stock of the Corporation is 5,000,000, and the number of authorized shares of Series E Preferred Stock, none of which has been issued, is 500,000 shares.

The foregoing Amendment was adopted by the Board of Directors of the Corporation pursuant to the Florida Business Corporation Act on December 10, 2009. Therefore, the number of votes cast for the Amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer.

Dated: December 10, 2009

XenaCare Holdings, Inc.

/s/ Frank Rizzo
Frank Rizzo, President